Exhibit 99.1
UL Solutions Announces Updates to Board of Directors

NORTHBROOK, ILLINOIS — February 14, 2025 — UL Solutions Inc. (NYSE: ULS), a global leader in applied safety science, today announced the intended nomination of a new member to its board of directors and the future departure of two current members.

Director Frank Coyne will not be nominated for election at the company’s 2025 annual meeting of stockholders in accordance with the board’s director retirement policy. Director Lisa Lambert has notified the board that she will not stand for election at the annual meeting for personal reasons.
The board intends to nominate Vikram Kini, senior vice president and chief financial officer of Ingersoll Rand Inc., to stand for election at the annual meeting.

“After 16 years of service, we thank Frank Coyne for his dedication to the board’s mission and wish him all the best on his well-deserved retirement,” said Jennifer Scanlon, president and CEO, UL Solutions. “We’re also grateful for Lisa Lambert’s much-valued contributions to the board and wish her the best of luck on the next endeavor. We look forward to welcoming Vik Kini and value his experience and expertise.”

Coyne joined the board in 2012 and served on the UL Research Institutes board of trustees from 2009 to 2017. He brought significant experience as a public company executive and as an executive in industries that are adjacent to UL Solutions.

Lambert has served on the board since June 2021, drawing on her significant corporate leadership experience and extensive technology and financial knowledge.

Kini has served since 2020 as the senior vice president and chief financial officer of Ingersoll Rand Inc., a global provider of mission-critical flow creation and life science and industrial solutions. Prior to that, he joined Gardner Denver Holdings, Inc. in 2011 as its director of financial planning and analysis, which merged with Ingersoll Rand’s Industrials business segment in 2020. He served as Gardner Denver’s vice president of investor relations and held other leadership roles, including vice president of financial planning and analysis, as well as vice president of the finance and industrials segment. Before joining Gardner Denver, Kini served in various financial roles with General Electric Company and SABIC, a multinational chemical manufacturing company.

With these changes, the board approved a reduction in the number of board members from 13 to 12, effective at the annual meeting.

About UL Solutions

A global leader in applied safety science, UL Solutions (NYSE: ULS) transforms safety, security and sustainability challenges into opportunities for customers in more than 110 countries. UL Solutions delivers testing, inspection and certification services, together with software products and advisory offerings, that support our customers’ product innovation and business growth. The UL Mark serves as a recognized symbol of trust in our customers’ products and reflects an unwavering commitment to advancing our safety mission. We help our customers innovate, launch new products and services, navigate global markets and complex supply chains, and grow sustainably and responsibly into the future. Our science is your advantage.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
The company plans to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Proxy Statement”) in connection with submitting Mr. Kini’s nomination for stockholder approval at the annual meeting. The Proxy Statement will contain important information about the company and the nomination. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the company through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the company by contacting UL Solutions Inc., 333 Pfingsten Road, Northbrook, Illinois 60062, Attention: Corporate Secretary.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the approval of Mr. Kini’s nomination. Additional information regarding interests of such participants will be included in the Proxy Statement that will be filed with the SEC and available free of charge as indicated above.

Source Code: ULS-IR

Investors:
Dan Scott / Rodny Nacier, ICR Inc.
IR@ul.com

Media:
Kathy Fieweger
Senior Vice President - Communications
Kathy.Fieweger@ul.com
312-852-5156